Exhibit 10.5

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (this “Agreement”) is entered into as of May 29, 2024 by and between Novavax, Inc. (“Novavax”), a corporation having its principal office at 700 Quince Orchard Road, Gaithersburg, MD 20878 (“Novavax” or the “Company”) and Filip Dubovsky (“Executive”).
WHEREAS, Executive has resigned and intends to retire from his employment with the Company as its President, Research & Development effective as of June 30, 2024 (the “Effective Date”);
WHEREAS, Executive has agreed to provide consulting services and act as advisor to the Company following his retirement and beginning on the Effective Date; and
WHEREAS, the Company and Executive desire to enter into this Agreement setting forth the terms of Executive’s consulting and advisory relationship with the company and certain other matters relating to the transition to a consultant.
NOW THEREFORE, in consideration of the premises and the mutual covenant and agreements herein contained, the parties hereto agree as follows:
1.Consulting Services. Executive agrees to serve as a senior advisor for matters relating to research and development and to provide related services as a consultant to the Company's Chief Executive Officer (“CEO”) and such other individuals, if any, as determined by Company's CEO from time to time, as well as to provide certain other consulting and advisory services relating to the Company's business as reasonably requested by the CEO from time to time (collectively, the "Services"). Executive agrees to devote between 40-50 hours/month or an amount of time that is reasonably required to perform the Services. Nothing in this agreement will be construed to prevent or preclude Executive from working part-time or full-time for any other third party, provided Executive does not violate the terms of Section 5, herein below. The term of this Agreement will commence on the Effective Date and end on June 30, 2025, unless earlier terminated as provided herein (the "Consulting Period"). The Consulting Period may be extended by mutual written agreement of the parties.

2.Independent Contractor. Executive's relationship with the Company will be that of an independent contractor and not that of an employee. The CEO and Executive will jointly determine the method, details, and means of performing the Services. Executive will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company. Executive acknowledges and agrees that he will not be eligible for any benefits available to employees of the Company other than as described in this Agreement. Services to be performed by Executive will be as agreed between Executive and the CEO, and Executive will be required to report only to the CEO or

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such other individuals, if any, as determined by the CEO from time to time, concerning the Services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the CEO. Executive will have full responsibility for applicable withholding taxes for all compensation paid to Executive under this Agreement and will have full responsibility for compliance with all applicable labor and employment requirements with respect to Executive's self-employment. Executive agrees to indemnify, defend, and hold the Company harmless from any liability for, or assessment of, any claims or penalties with respect to such withholding taxes, labor or employment requirements, including any liability for, or assessment of, withholding taxes imposed on the Company by the relevant taxing authorities with respect to any compensation paid to Executive in his capacity as a non-employee of the Company.

1.Compensation and Other Benefits.

(a)Consulting Fee. As compensation for the Services provided hereunder, during the Consulting Period, the Company will pay to Executive a consulting fee (the "Consulting Fee") of $15,000.00 per month. The Consulting Fee will be paid to Executive on the first business day of each month during the Consulting Period, in arrears, and will be pro-rated for partial service.

(b)Equity Awards. Regarding stock options previously granted (and not yet exercised) to Executive by the Company as of the Effective Date (the "Stock Options") and all outstanding and unvested restricted stock unit awards previously granted to Executive by the Company as of the Effective Date (the "RSUs", and together with the Stock Options the "Equity Awards"), the Equity Awards will remain outstanding and each of the Equity Awards that is unvested as of the Effective Date will continue to vest for so long as Executive continues to provide the Services during the Consulting Period, in each case, in accordance with the terms of the applicable equity plan and the equity award agreement between Executive and the Company and subject to the provisions of this Agreement. Executive's "Service" (as defined in the applicable equity award agreements) solely for purposes of the Equity Awards shall be deemed to terminate, upon the end of the Consulting Period or if either Executive or the Company exercise their rights, as set forth below, to terminate this Agreement before the end of the Consulting Period, Executive's "Service" shall be deemed to terminate on the date on which this Agreement terminates. With respect to any Stock Options that remain outstanding and unexercised as of the date on which this Agreement terminates, such Stock Options shall remain exercisable by Executive for a period of ninety (90) days thereafter.

(c)Reimbursable Expenses. Executive shall be entitled to reimbursement for reasonable expenses incurred by him in connection with the performance of the Services in

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accordance with the applicable policies and procedures of the Company as in effect from time to time.

(d)COBRA Premiums. If Executive timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA’), the Company shall pay Executive’s COBRA premiums to continue Executive’s coverage (including coverage for Executive’s eligible dependents, if applicable) (“COBRA Premiums”) for a period of up to 11 months beginning on July 1, 2024 or, if the Agreement is terminated before June 30, 2025, up to the termination of this Agreement (the “COBRA Premium Period”); provided, however, that the Company’s payment of such COBRA Premium benefits will immediately cease if, during the COBRA Premium Period Executive becomes eligible for health insurance coverage through a new employer or Executive ceases to be eligible for COBRA continuation coverage for any reason. In the event Executive becomes covered under another employer’s health plan or otherwise ceases to be eligible for COBRA during the COBRA Premium Period, Executive must immediately notify the Company of such event.

2.Termination.

(a)The Company may terminate this Agreement immediately for Cause (as defined below) by providing written notice of such termination to Executive. This Agreement may be terminated by either party at any time without Cause (as defined below) by giving the other party thirty (30) days’ advance written notice of such termination. In the event of a termination of this Agreement, the Company's only obligation will be to pay Executive any earned but unpaid Consulting Fee as of the termination date.

(b)For purposes of this Agreement, "Cause" shall be defined as (i) Executive’s willful refusal or failure to perform his material obligations hereunder that is not cured within fifteen (15) days of Executive’s receipt of written notice from the Company containing reasonable specificity of such refusal or failure and a statement of corrective action, or
(ii) Executive’s unauthorized use or disclosure of confidential information (as defined in Section 5 of this Agreement).
(c)Upon termination of this Agreement for any reason, Executive shall promptly deliver to Novavax all Confidential Information and all copies thereof and immediately cease all use of Confidential Information. In addition, Executive shall promptly return any and all Novavax equipment used in the course of Executive’s performance of the Services. Written notice under this Section may be provided by (i) email if acknowledged in writing by the receiving party; or (b) by delivery via first-class mail to the address listed for each party in the signature line at the end of this Agreement.

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3.Restrictive Covenants and Other Obligations.

(a)Continuing Obligations. Executive acknowledges and agrees that he remains bound by certain obligations under the Employment Agreement between the Company and Executive dated May 26, 2020, as amended (the "Employment Agreement"), which survive the termination of his employment by the terms thereof, which including without limitation his obligations under Sections 9-12 of the Employment Agreement (such obligations, together with any other covenant or obligations with respect to confidentiality, assignment of intellectual property, non-solicitation or noncompetition, the "Continuing Obligations"). The Company agrees to limit the extent of the Executives Non-Competition obligations to cover businesses and entities that compete directly with the Company.

(b)Confidentiality. Executive hereby reaffirms and agrees to comply with the policies and procedures of the Company and its affiliates for protecting confidential information (as described in Section 10 of the Employment Agreement) and will never disclose to any person (except as required by applicable law or for the proper performance of his duties and responsibilities to the Company and its affiliates), or use for his own benefit or gain, any confidential information obtained by Executive incident to his employment or other association with the Company or any of its affiliates. Executive understands that this restriction will continue to apply after the termination of this Agreement, regardless of the reason for such termination. For the avoidance of doubt, (i) nothing contained in this Agreement limits, restricts or in any other way affects the Executive’s communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to such governmental agency or entity and (ii) Executive will not be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret
(y) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or
(z) in a complaint or other document filed under seal in a lawsuit or other proceeding; provided, however, that notwithstanding this immunity from liability, Executive may be held liable if he unlawfully accesses trade secrets by unauthorized means.

(c)Non-Compete and Non-Solicit. Without limiting the generality of subsection (a) above, nothing in this Agreement modifies or changes Executive’s obligations under Sections 11 or 12 of the Employment Agreement and Executive acknowledges and agrees that he continues to be bound by each of his undertakings under Sections 11 and 12 of the Employment Agreement.

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(d)Remedies; Enforceability. If Executive commits a breach, or threatens to commit a breach, of any of the provisions of this Section 5, the Company shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages may not provide an adequate remedy to the Company. Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by Executive of any of the provisions of this Section 5, without having to post bond. If any of the covenants contained in this Section 5, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions. If any of the covenants contained in this Section 5, or any part thereof, is held to be unenforceable because of the duration or scope of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable. In the event that the courts of any one or more of such states shall hold any such covenant wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company’s right to the relief provided above in the courts of any other states within the geographical scope of such other covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

(e)Securities Trading; Conflicts of Interest. Executive further agrees that he will not buy, sell, or otherwise trade any securities of Novavax based on any material confidential information (as described in Section 10 of the Employment Agreement) learned as a consultant of Novavax, or tip others to do so. If Executive is ever unsure about Executive’s compliance with this Section 5(e), Executive shall contact the Company’s Executive Vice President, Chief Legal Officer, and Corporate Secretary. Executive further agrees that during the term of this Agreement he will continue to comply with all Company policies and processes related to insider trading and stock clearance and with the Company's Conflicts of interest and Outside Activities Policy.

(f)Property Rights. All work produced hereunder, including, without limitation, all inventions, ideas, creations, designs, discoveries, developments, techniques, expressions, improvements, computer programs, specifications, operating instructions and all other documentation, data or other work product related to the Services provided by Executive under this Agreement (whether patentable or subject to copyright, or not), which are first

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conceived, made or otherwise originated or acquired or first actually constructively reduced to practice during the term of this Agreement or within six (6) months following the expiration or termination of the Agreement, whether preliminary or final, and on whatever media rendered (collectively, the “Work Product”), shall be deemed work made for hire and made in the course of services rendered for Novavax and shall be the sole and exclusive property of Novavax. Novavax shall have the sole, absolute and unlimited right to protect by patent or copyright, and to make, have made, use, and sell the Work Product as it sees fit. To the extent that title to the Work Product may not be considered work for hire, Executive irrevocably agrees to transfer and assign to Novavax in perpetuity all worldwide right, title and interest in and to the patent rights, copyrights, trade secrets and other proprietary rights (including, without limitation, applications for registrations thereof) in, and ownership of, the Work Product that Executive may have, as and when such rights arise.

4.Section 409A of the Code. This Agreement is intended to comply with, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed consistent with such intent. Notwithstanding the foregoing, in no event shall the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A of the Code. Executive's right to payment or reimbursement for expenses under this Agreement will be subject to the following additional rules: (i) the amount of expenses eligible for payment or reimbursement during any calendar year shall not affect the expenses eligible for payment or reimbursement in any other calendar year, (ii) payment or reimbursement shall be made promptly, and in all events not later than December 31 of the calendar year following the calendar year in which the expense or payment was incurred, and (iii) the right to payment or reimbursement is not subject to liquidation or exchange for any other benefit.

5.Miscellaneous.

(a)No Severance. Executive acknowledges and agrees that he is not eligible for any severance benefits in connection with or following his retirement, including, but not limited to, under the Company's Amended and Restated Change in Control Severance Benefit Plan. In addition, Executive acknowledges that he is not eligible to receive the second Retention Bonus Installment, as that term is defined in the Retention Bonus Agreement with an effective date of March 7, 2023.

(b)Entire Agreement. This Agreement constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof; it being understood that the Continuing Obligations and the plans and agreements

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governing the Equity Awards will remain outstanding and will survive in accordance with their terms.
(c)Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties.
(d)Choice of Law. The validity, interpretation, construction, and performance of this Agreement will be governed by the laws of the State of Maryland, without giving effect to the principles of conflict of laws.

(e)Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such portion will be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Agreement. The invalidity of any such portion will not affect the force, effect, and validity of the remaining portion hereof.

(f)Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(g)Successors. This Agreement is personal to Executive and, without the prior written consent of the Company, will not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement will inure to the benefit of and be enforceable by Executive's legal representatives. This Agreement will inure to the benefit of and be binding upon the Company and its successors and assigns. As used in this Agreement, "the Company" will mean both the Company as defined above and any such successor assign to or of the Company. The Company shall require that any successor or assign agree to perform this Agreement in the same manner as the Company.

(h)No Publicity. Neither the Company nor Executive shall directly or indirectly cause or permit any use of the other party's name or trademarks, without the other party's prior written consent, save and except as such disclosure is required by law or any securities exchange or governmental body to which either party is subject or submits, wherever situated, including (without limitation) the Securities and Exchange Commission, The NASDAQ OMX Group, or the Food and Drug Administration whether or not the requirement has the force of law.

(i)Sunshine Act. Each of the Company and Executive acknowledge that certain state or federal laws now or in the future may require Novavax to disclose information regarding compensation, funding, gifts, payments, or other remuneration ("Remuneration")

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provided to physicians and other members of the health care community. Novavax may report information about Remuneration provided under this Agreement as required by applicable law. Once reported, such information will be publicly accessible.

3.Indemnification by Company. The Company will indemnify, defend and hold Executive harmless from and against any and all third party claims, liability, suits, losses, damages and judgments and shall pay all reasonable costs and expenses as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising there from, that Consultant incurs as a result of having performed services on behalf of the Company. If any action or claim shall be brought or asserted against Executive, Executive shall promptly notify the Company in writing and the Company shall assume the defense of such action or claim. The Company’s obligation in this Section 8 shall survive termination of this Agreement, provided that the Executive’s acts that gave rise to such action or claim occurred during the term of the Agreement. Notwithstanding anything herein to the contrary, the Company will not be responsible for any indemnification caused by the gross negligence or willful misconduct of Executive.

4.Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

IN WITNESS WHEREOF, the parties have caused this Consulting Agreement to be executed the day and year first above written.

NOVAVAX, INC.

By:________________
Name: Ian Watkins
Title: EVP, Chief Human Resources Officer
Date: May 29, 2024

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FILIP DUBOVSKY

By:________________
Name: Filip Dubovsky
Mailing Address: [***]
Date: May 29, 2024

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